EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of the name “Netherland, Sewell & Associates, Inc.,” the reference to our reserve estimate report for Aurora Oil & Gas Corporation (fka Cadence Resources Corporation) dated February 6, 2006, and the use of information contained therein in the SB-2 Registration Statement to be filed on or about October 31, 2007.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E. President and Chief Operating Officer

Dallas, Texas
October 30, 2007